Exhibit 1

JOINT FILING AGREEMENT

This Agreement is made this 6th day of April, 2021, by and among each of the undersigned.

WHEREAS, each of the undersigned is required to file Schedule 13D with respect to ownership of securities in Fly Leasing Limited.

NOW, THEREFORE, in accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the undersigned agreed to file only one Schedule 13D reflecting their combined beneficial ownership of securities in Fly Leasing Limited.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, each of the undersigned has executed this Joint Filing Agreement as of the date first written above.

Carlyle Aviation Services V UGP Ltd.

/s/ William D Hoffman
Name: William D. Hoffman
Title: Director

Carlyle Aviation Services V LP

By: Carlyle Aviation Services V UGP Ltd., its general partner

/s/ William D. Hoffman
Name: William D. Hoffman
Title: Director

SASOF International Master Fund V LP

By: Carlyle Aviation Services V LP, its general partner
By: Carlyle Aviation Services V UGP Ltd., its general partner

/s/ William D. Hoffman
Name: William D. Hoffman
Title: Director

Carlyle Aviation Elevate Ltd.

/s/ William D. Hoffman
Name: William D. Hoffman
Title: Director

Robert G. Korn
/s/ Robert G. Korn

William D. Hoffman
/s/ William D. Hoffman

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